                                                                   Exhibit 10.30

                                 PROMISSORY NOTE

$2,000,000                                                 Palo Alto, California
Due February 25, 2002                                          February 22, 1999

FOR VALUE RECEIVED, Young Sohn ("Borrower") promises to pay to Oak Technology, a Delaware corporation or order (the "Company"), at Sunnyvale, California or at such place or places as the holder of this promissory note (the "Note") may from time to time designate in writing, the principal sum of Two Million Dollars ($2,000,000) (the "Principal"). The unpaid balance of Principal shall bear interest from the date hereof at a rate of Four and Sixty-Two One Hundredths Percent (4.62%) per annum, compounded annually.

This Note shall be payable in equal annual installments of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($666,666.66) of the Principal balance, plus any accrued but unpaid interest commencing on February 25, 2000. Each payment shall be credited first to interest then accrued and the remainder to principal. Notwithstanding the foregoing, the outstanding Principal balance and any accrued but unpaid interest shall be due and payable upon the earlier of (i) February 25, 2002, or (ii) the termination for any reason of Borrower's employment the with Company.

Borrower waives demand, presentment, notice of protest, notice of demand and dishonor in collection. Borrower hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder. The failure of the Company to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

If any amount due under the terms of this Note is not paid in full, Borrower agrees to pay all reasonable costs and expenses of collection, including attorneys' fees. Borrower also waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

As used herein, "Borrower" includes the heirs, executors, successors, assigns and distributees of Borrower and the "Company" includes the successors, assigns and distributees of the Company, as well as a holder in due course of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of California.



                                        ---------------------------
                                        Young Sohn